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The Commonwealth of Massachusetts

OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
MICHAEL JOSEPH CONNOLLY, Secretary
ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108

ARTICLES OF ORGANIZATION

(Under G.L. Ch. 156B)

ARTICLE I

The name of the corporation is:

Broadcast Services, Inc.

ARTICLE II

The purpose of the corporation is to engage in the following business activities:

To provide loan workout consulting and related services with respect to the broadcast media industry and conduct any other business activity from which a corporation is not prohibited by the General Laws of the Commonwealth of Massachusetts.

90-21500

Note. If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8½ x 11 sheets of paper leaving a left hand margin of at least 1 inch. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

ARTICLE III

The type and classes of stock and the total number of shares and par value, if any, of each type and class of stock which the corporation is authorized to issue is as follows.

WITHOUT PAR VALUE STOCKS

TYPE	NUMBER OF SHARES
COMMON:	-0-
PREFERRED:	-0-

WITH PAR VALUE STOCKS

TYPE	NUMBER OF SHARES	PAR VALUE
COMMON:	200,000	.01
PREFERRED:	-0-	--

ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

None

ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

None

ARTICLE VI

Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders: (If there are no provisions state "None".)

See Continuation Page 1A.

Note: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment.

ARTICLES OF ORGANIZATION
OF

Broadcast Services, Inc.

Article VI A: No director shall be personally liable to the corporation or to any of its stockholders for monetary damages for any breach of fiduciary duty by such director as a director notwithstanding any provision of law imposing such liability; provided, however, that, to the extent required from time to time by applicable law, this provision shall not eliminate the liability of a director, to the extent such liability is provided by applicable law, (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (c) under Section 61 or Section 62 of the Business Corporation Law of the Commonwealth of Massachusetts, or (d) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article VI A shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

Article VI B: Meeting of the stockholders of the corporation may be held anywhere in the United States.

Article VI C: The directors may make, amend, or repeal the By-Laws in whole or in part except with respect to any provision thereof which by law or the By-Laws requires action by the stockholders.

Article VI D: The Corporation may be a partner in any business enterprise which the Corporation would have power to conduct by itself.

ARTICLE VII

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

The information contained in ARTICLE VIII is NOT a PERMANENT part of the Articles of Organization and may be changed ONLY by filing the appropriate form provided therefor.

ARTICLE VIII

a. The post office address of the corporation IN MASSACHUSETTS is: 99 Revere Beach Parkway
Medford, MA 02155

b. The name, residence and post office address (if different) of the directors and officers of the corporation are as follows:

	NAME	RESIDENCE	POST OFFICE ADDRESS
President:	Brian D. Stone	8 Perkins Ln. Lynnfield, MA 01940	
Treasurer:	Brian D. Stone	8 Perkins Ln. Lynnfield, MA 01940	
Clerk:	John H. Chu	46 Grove St. Boston, MA 02114	
Directors:	Brian D. Stone	8 Perkins Ln. Lynnfield, MA 01940	

c. The fiscal year of the corporation shall end on the last day of the month of: December

d. The name and BUSINESS address of the RESIDENT AGENT of the corporation, if any, is: Not Applicable

ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF and under the pains and penalties of perjury, I/~~WE~~, whose signature(~~s~~) appear below as incorporator(~~s~~) and whose names and business or residential address(~~es~~) ARE CLEARLY TYPED OR PRINTED beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this day of August 1990

[signature]

William L. Welch, III
Bingham, Dana & Gould
150 Federal Street
Boston, MA 02110

NOTE: If an already-existing corporation is acting as incorporator, type in the exact name of the corporation, the state or other jurisdiction where it was incorporated, the name of the person signing on behalf of said corporation and the title he/she holds or other authority by which such action is taken.

40233

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF ORGANIZATION

GENERAL LAWS, CHAPTER 156B, SECTION 12

I hereby certify that, upon an examination of these articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $200 having been paid, said articles are deemed to have been filed with me this 3rd day of August 19 90

Effective date

MICHAEL JOSEPH CONNOLLY
Secretary of State

FILING FEE: 1/10 of 1% of the total amount of the authorized capital stock, but not less than **$200.00**. For the purpose of filing, shares of stock with a par value less than one dollar or no par stock shall be deemed to have a par value of one dollar per share.

A TRUE COPY ATTEST
WILLIAM FRANCIS GALVIN
SECRETARY OF THE COMMONWEALTH
DATE 7/18/05 CLERK

PHOTOCOPY OF ARTICLES OF ORGANIZATION TO BE SENT

William L. Welch, III
Bingham, Dana & Gould
150 Federal St., Boston, MA 02110
Telephone: (617) 951-8890

Examiner

The Commonwealth of Massachusetts

OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
MICHAEL JOSEPH CONNOLLY, Secretary
ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108

ARTICLES OF AMENDMENT

General Laws, Chapter 156B, Section 72

FEDERAL IDENTIFICATION NO. 04-3096275

We Kenneth J. O'Keefe, ~~xxxxxxxx~~ Executive Vice President, and
Roger D. Feldman, ~~Clerk~~/Assistant Clerk of

BROADCAST SERVICES, INC.
(EXACT Name of Corporation)

located at: 99 Revere Beach Parkway, Medford, MA 02155
(MASSACHUSETTS Address of Corporation)

do hereby certify that these ARTICLES OF AMENDMENT affecting Articles NUMBERED:
1 and 2
(Number those articles 1, 2, 3, 4, 5 and/or 6 being amended hereby)

of the Articles of Organization were duly adopted ~~at a meeting held on xxxxxxxxxx, 19xx, by~~ by unanimous written consent dated November 2, 1993 by vote of:

100 shares of Common (type, class & series, (if any)) out of 100 shares outstanding,

_____ shares of _____ (type, class & series, (if any)) out of _____ shares outstanding, and

_____ shares of _____ (type, class & series, (if any)) out of _____ shares outstanding,

CROSS OUT INAPPLICABLE CLAUSE being at least a majority of each type, class or series outstanding and entitled to vote thereon: -[1]

~~[illegible]~~[2]

See Continuation 1A attached hereto and made part hereof.

See Continuation 2A attached hereto and made part hereof.

C ☐
P ☐
M ☐
R.A. ☐

P.C.

[1] For amendments adopted pursuant to Chapter 156B, Section 70.
[2] For amendments adopted pursuant to Chapter 156B, Section 71.

Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 8½ x 11 sheets of paper leaving a left-hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.

To **CHANGE** the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

WITHOUT PAR VALUE STOCKS

TYPE	NUMBER OF SHARES
COMMON:	
PREFERRED:	

WITH PAR VALUE STOCKS

TYPE	NUMBER OF SHARES	PAR VALUE
COMMON:		
PREFERRED:		

CHANGE the total authorized to:

WITHOUT PAR VALUE STOCKS

TYPE	NUMBER OF SHARES
COMMON:	
PREFERRED:	

WITH PAR VALUE STOCKS

TYPE	NUMBER OF SHARES	PAR VALUE
COMMON:		
PREFERRED:		

<u>Continuation 1A</u>

To amend Article 1 of the Articles of Organization as follows:

I. The name of the Corporation is:

Broadcast Architecture, Inc.

Continuation 2A

To amend Article 2 of the Articles of Organization as follows:

II. The purpose of the Corporation is to engage in the following business activities:

To provide market research, loan workout consulting and related services to the broadcast media industry and conduct any other business activity from which a corporation is not prohibited by the General Laws of the Commonwealth of Massachusetts.

[illegible]

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date. **EFFECTIVE DATE:** ____________

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereunto signed our names this 1st day of November, in the year 19 93.

______________________________ Executive Vice President
Kenneth J. O'Keefe

______________________________ Assistant Clerk
Roger D. Feldman

445473

1193024

SECRETARY OF STATE
RECEIVED

1993 NOV -3 PM 3:15

CORPORATION DIVISION

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT

GENERAL LAWS, CHAPTER 156B, SECTION 72

I hereby approve the within articles of amendment and, the filing fee in the amount of $ 100— having been paid, said articles are deemed to have been filed with me this 3rd day of November 1993

Michael Joseph Connolly

MICHAEL JOSEPH CONNOLLY
Secretary of State

A TRUE COPY ATTEST
William Francis Galvin
WILLIAM FRANCIS GALVIN
SECRETARY OF THE COMMONWEALTH
DATE 11/18/08 CLERK

TO BE FILLED IN BY CORPORATION

PHOTOCOPY OF ARTICLES OF AMENDMENT TO BE SENT

TO: Douglas E. Onsi
Bingham, Dana & Gould
150 Federal Street, Boston, MA 02110

Telephone: 617-951-8768